Exhibit 10.1


                                                      January 2, 1998


Hudson Foods, Inc.
1225 Hudson Road
Rogers, Arkansas 72757

Mr. James T. Hudson
18 Pinnacle Drive
Rogers, Arkansas 72758

Ladies and Gentlemen:

       Reference is hereby made to (i) the Agreement and Plan of Merger dated as of September 4, 1997 (the "Merger Agreement") among Tyson Foods, Inc. ("Tyson"), HFI Acquisition Sub Inc. ("Merger Sub") and Hudson Foods, Inc. ("Hudson") and (ii) the Consulting Agreement dated as of September 4, 1997 (the "Consulting Agreement") between Tyson and you. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. References in this letter agreement to "you" shall mean James T. Hudson, individually. References in this letter agreement to "Hudson" shall mean, when in reference to a time prior to the Effective Time, Hudson, and when in reference to any time thereafter, the Surviving Corporation.

       Whereas we have discussed at length the potential liabilities of Hudson associated with the Russian Operations (as defined below) and we have expressed our concern about our ability to consummate the Merger in light of those potential liabilities, we have agreed, in the interest of consummating the Merger on January 9, 1998 in accordance with the terms of the Merger
Agreement, to enter into this letter agreement.

       In consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

       Tyson, for itself and on behalf of Merger Sub, irrevocably waives its conditions to the consummation of the Merger set forth in Sections 7.2(a), (c) and (f) of the Merger Agreement. Such waiver is without prejudice to any other rights Tyson and Merger Sub may have under the Merger Agreement, and all other provisions of the Merger Agreement remain unchanged and unaffected by this letter agreement.

       You agree that from the Closing Date through the end of Tyson's 1998 fiscal year or such earlier date on which the liquidation of the Russian Operations shall have been completed (the "Term"), in addition to any other activities pursuant to the Consulting Agreement, you shall be responsible for the Russian Operations (except as otherwise set forth herein) and you shall seek to wind down the Russian Operations during the Term. These operations include, without limitation, Hudson's operations in Russia and other CIS countries relating to Vesta, Hudson Zao ("Zao"), NASL, Riga/Tallin, Hudson's Russian representative office and Newco (as defined below), and the inventories and receivables relating thereto (which are collectively referred to as the "Russian Operations"). As of December 12, 1997, Hudson's account receivables related to the Russian Operations (the "Receivables"), and its inventories held for sale to the Russian market and as identified on Schedule A hereto (the "Inventories"), amounted to an aggregate of $30,610,962 (net of reserves). The respective amounts of the Receivables and the Inventories are set forth on Schedule A hereto. The sum of the Receivables and the Inventories, together with the Defined Costs (as defined below), is referred to herein as the "Russian Investment."

       For the purposes of this letter agreement, the term "Defined Costs" means all costs, expenses and other obligations paid, incurred or accrued, following the Merger, by Tyson or any of its subsidiaries or affiliates, by or in connection with the Russian Operations; provided, however, that Defined Costs shall not include (i) salaries (at current levels) of Charles Clark, Samir Sidani and other employees currently performing administrative functions in the United States with respect to Hudson's international operations, (ii) other administrative expenses paid, incurred or accrued in the United States (other than payments or accruals made in the United States relating to activities in Russia) with respect to Hudson's international operations, (iii) any tax payable in respect of the Russian Operations up to a maximum of $500,000, and (iv) the arbitration costs and expenses to be borne by Tyson referred to below (the costs and expenses referred to in items (i), (ii), (iii) and (iv) hereinabove are hereinafter referred to as the "Tyson Expenses"). Furthermore, any out-of-pocket expenses incurred with respect to the Russian Operations shall be included in Defined Costs.

       If you at any time during the Term so request, Tyson will take all actions reasonably necessary to effect one or more of the following: incorporate a new subsidiary of Hudson, organized under the laws of the State of Delaware ("Newco"); elect you as the sole director and officer of Newco; ensure that you will continue to be the sole director and officer of Newco during the Term; ensure that you will have sole control of the operations of Newco and the Russian Operations; contribute, transfer and assign to Newco those Receivables and Inventories not currently held by Zao, together with all liabilities of the Russian Operations (whether known or unknown, fixed, contingent or otherwise); and/or cause Zao to assign to Newco all of its rights to collection of those Receivables, and its rights to dispose of those Inventories, in each case, currently held by Zao.

       Within thirty (30) days following the end of the Term (the "Settlement Date"), Tyson shall provide to you a final accounting (prepared in accordance herewith) setting forth the respective amounts of (i) the Russian Investment (separately itemizing the Defined Costs) as of the end of the Term and (ii) the aggregate amount paid to Hudson or its subsidiaries at any time from and after December 12, 1997 or Tyson or any of its subsidiaries or affiliates during the Term in respect of the Russian Operations including any amounts paid in respect of collected Receivables and liquidated Inventories and the sale of all or any portion of the Russian Operations
(the "Collected Amount"). You shall notify Tyson within five (5) business days after receipt of such accounting if you do not agree with the amount of the Russian Investment or Collected Amount, as set forth therein, setting forth in reasonable detail the nature and amount of the disagreement. If you do not give such notice within such five (5) business day period, the respective amounts of the Russian Investment and the Collected Amount, as set forth in such accounting, shall be final, binding and conclusive on the parties hereto. If you give such notice of disagreement within such five (5) business day period, (i) any amount, as set forth in such accounting, that is not the subject of such disagreement shall be final, binding and conclusive on the parties hereto and (ii) any amount that is the subject of such disagreement shall be submitted to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Commercial Rules"). In the event that any such disagreement is submitted to arbitration pursuant to the Commercial Rules, the arbitration tribunal shall be comprised of three arbitrators (one arbitrator selected by each of Tyson and you with the third selected by the other two arbitrators) and the venue of the arbitration shall be Little Rock, Arkansas. The decision, judgment and order of the arbitration tribunal shall be final, binding and conclusive on the parties hereto, and may be entered in a court of competent jurisdiction. Other than the fees and expenses of the arbitrators, which shall be shared equally by Tyson and you, each party hereto shall bear its own costs and expenses (including, without limitation, attorney's fees and expenses) relating to the arbitration.

        Within five (5) business days after the Settlement Date or, in the event that any disagreement is submitted to arbitration, the date on which the arbitrators shall have rendered their decision, either (i) you shall pay to Tyson, provided Tyson has complied with all of its obligations hereunder, by wire transfer of immediately available funds the amount, if any, by which (A) the Russian Investment as of the end of the Term exceeds (B) the sum of the Collected Amount and $7,500,000; or (ii) Tyson shall pay to you, provided you have complied with all of your obligations hereunder, by wire transfer of immediately available funds the amount, if any, by which (A) the Russian Investment as of the end of the Term is less than (B) the sum of the Collected Amount and $7,500,000 and, in either case, Tyson shall transfer to you (or any entity designated by you and reasonably acceptable to Tyson), and you (or such designated entity) shall accept the transfer of, all of its right, title and interest in and to all the assets and liabilities (whether known or unknown, fixed, contingent or otherwise) of the Russian Operations. In the event any additional amounts not included in the Collected Amount shall thereafter be submitted to Tyson or Hudson in payment of the Receivables or Inventories, such amounts shall be promptly paid to you. In no event shall Tyson's liabilities arising out of or relating to the Russian Operations exceed $7,500,000 plus the Tyson Expenses.

       During the Term, Tyson will cooperate and assist you and Newco in your efforts hereunder, including the collection and liquidation of the Receivables and Inventories, and shall provide all services you may reasonably request. We acknowledge that all decisions with respect to the Russian Operations, its budgets, business plans and expenditures (which shall not exceed current levels) will be made by you in your sole discretion. In assisting you, Tyson will use its reasonable best efforts to maximize the collection of the Receivables and the sales receipts derived from the Inventories and act in all respects as if such Receivables were being collected and Inventories sold for its account. Mr. Charles Clark shall be an employee of Tyson or the Surviving Corporation during the Term, with salary and benefits at least as favorable to Mr. Clark as his present salary and benefits, the cost of which shall be borne
by Tyson.   Mr. Charles Clark shall report exclusively to you and shall be responsible, subject to your control, for the day-to-day operations of this project.

       At any reasonable time and from time to time prior to the Settlement Date, Tyson shall provide you, at your request, reasonable access during normal business hours to its books and records, and its properties, plants and personnel and shall keep you informed of the status of the Russian Investment, including the amounts paid to Newco, Hudson or Tyson in respect of the Receivables and the Inventories.

       Subject only to the specific limitations set forth in this letter agreement, the manner, means, details or methods by which you perform your obligations hereunder shall be solely within your discretion. Nothing herein contained shall be construed to constitute you as the partner or joint venturer or as the agent of, or employer or employee of Tyson or, from and after the Effective Time, Hudson. By virtue of the relationship described herein, your relationship during the Term to Tyson and, from and after the Effective Time, Hudson, shall only be that of an independent contractor and you shall perform all services pursuant to the agreement set forth herein as an independent contractor. Notwithstanding the foregoing, except with respect to any claim, action or arbitration brought by any party hereto against any other party hereto or the defense of any such claim, action or arbitration, Tyson will afford you, through and until the sixth anniversary of the last day of the Term, the rights and benefits of directors' and officers' insurance in connection with any claim, action or arbitration which may be made or brought against you arising out of or relating to this letter agreement or the performance during the Term of your obligations hereunder to the same extent such rights and benefits are currently available to officers and directors of Tyson; provided, however, that you will reimburse Tyson for the amount of any deductible payable by Tyson, and the excess of the amount of any claim, action or arbitration judgment or award over the insured amount, under any such directors' and officers' insurance policy.

       At any time during the Term, you shall have the option to acquire from Tyson (i)(A) Hudson's Polish distribution network, as presently constituted (the "Polish Business"), and (B) Hudson's equity interest in Cedrob (the "Cedrob Interest"), together, or (ii) the Cedrob Interest alone. For the Polish Business, the option price shall be comprised of cash in an amount equal to the book value of the assets thereof plus the assumption of all operating liabilities and obligations incurred in the ordinary course associated therewith (including employee obligations) at the time of exercise of said option. For the Cedrob Interest, the option price shall be a cash payment equal to $4,025,000 plus the amount of any further capital contribution made after the date hereof and prior to the time of exercise of
said option, if any.   In the event you wish to exercise either of said
options, you will give written notice during the Term of your desire to do so to Tyson, and Tyson shall, as promptly as practicable upon receipt of such notice, transfer to you, or any other person designated by you and reasonably acceptable to Tyson, in exchange for payment and delivery of the applicable consideration, all of its rights, title and interest in and to the assets, liabilities and obligations which constitute the Polish Business and/or the Cedrob Interest, as applicable.

       The agreement set forth herein shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement prior to the Effective Time in accordance with its terms and (ii) 11:59 p.m. Wilmington, Delaware time on January 9, 1998, unless the Merger shall have been consummated prior to such time. The agreement set forth herein sets forth the entire agreement between you and Tyson, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between us with respect to its subject matter, and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this letter agreement, other than the Consulting Agreement and the Stock Voting Agreement dated as of September 4, 1997 between Tyson and you. The execution, delivery and performance by you of this letter agreement, including any exercise of said options, and operation following such exercise of the Polish Business and/or Cedrob, shall not be deemed a violation of any of the terms of the Consulting Agreement. This letter agreement may not be changed or modified except by an agreement in writing, signed, prior to the Closing, by the parties hereto, and following the Closing, by Tyson and you. This letter agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that no provision of this letter agreement shall be assignable without the prior written of the other parties hereto. The agreement set forth herein shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles, and may be executed in counterparts, each of which shall be deemed an original for all purposes but which, together, shall constitute one and the same instrument.

                           [SIGNATURE PAGE FOLLOWS]


       Provided the foregoing sets forth our agreement, please sign in the space provided below and return this agreement to the undersigned at the address set forth above.

                                           TYSON FOODS, INC.

                                           By: /s/ Leland E. Tollett
                                               ---------------------
                                               Leland E. Tollett
                                               Chairman and Chief
                                                 Executive Officer

ACKNOWLEDGED AND AGREED:


/s/    James T. Hudson
------------------------
    James T. Hudson


HUDSON FOODS, INC.


By: /s/ Charles B. Jurgensmeyer
   ----------------------------
   Name: Charles B. Jurgensmeyer
   Title: Chief Financial Officer